UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2019 (February 27, 2019)

OROPLATA RESOURCES, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-55088	33-1227980
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
930 Tahoe Blvd., Suite 802-16 Incline Village, NV 89451 (Address of principal executive offices) Tel: (775) 473-4744
(Registrant’s Telephone Number)

Not Applicable
(Former Address and Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 27, 2019 (the “Record Date”), the Board of Directors (the “Board”) of Oroplata Resources, Inc. (the “Company”) approved the following corporate actions (the “Corporate Actions”):

(1)The authorization of 25,000,000 shares of Preferred Stock (the “Preferred Stock Authorization”);

(2)That the Board be authorized prior to December 31, 2019 to implement, according to the Board’s discretion, a reverse stock split of the Company’s common stock, $0.001 par value per share, at a ratio of not more than 1:25 (the “Reverse Stock Split’);

(3)A name change from Oroplata Resources, Inc. to American Battery Metals Corporation (the “Name Change”).

The Corporate Actions were approved by stockholders holding 56.97% of the outstanding shares of the Company as of the Record Date in accordance with Section 78.320 of the Nevada Revised Statutes.

In accordance with Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company will file a definitive Information Statement on Schedule 14C (the “Information Statement”) and will deliver a copy of the Information Statement to our stockholders as of the Record Date. The Name Change and Preferred Stock Authorization will not become effective until at least 20 calendar days after the first date of the delivery of the Information Statement. The Reverse Stock Split shall not become effective unless approved by the Board prior to December 31, 2019.

In addition, we will, prior to their effectiveness, notify the Financial Regulatory Authority, Inc. (“FINRA”) of these proposed Corporate Actions, as required by Rule 10b-17 under the Exchange Act and the rules and procedures of FINRA.

Promptly following the expiration of the 20-calendar day period referenced above and, subject to FINRA completion of its review, we intend to file a Certificate of Amendment with the Secretary of State of the State of Nevada with Amended and Restated Articles of Incorporation reflecting the Preferred Stock Authorization and Name Change.

Item 5.07 Submission of Matters to a Vote of Security Holders

Reference is made to the disclosure set forth under Item 5.03 above, which disclosure is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1Proposed Amended and Restated Articles of Incorporation (as approved by shareholders).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OROPLATA RESOURCES, INC .

Date: March 4, 2019/s/ Douglas Cole

Douglas Cole

Chief Executive Officer